BAB, Inc. Announces Dividend

Chicago, IL – July 31, 2003 - BAB, Inc. (OTCBB: BABB), the Chicago based operator and franchisor of Big Apple Bagels, My Favorite Muffin and Brewster’s Coffee, today announced that its Board of Directors has declared a semi-annual cash dividend of $0.02 per share, payable on August 26, 2003 to shareholders of record as of August 11, 2003.

BAB, Inc. operates, franchises, and licenses Big Apple Bagels, My Favorite Muffin, Brewster’s Coffee and Jacob Bros. Bagels, a Chicago based bagel bakery chain. The Company’s stock is traded on the OTCBB under the symbol BABB and its web site can be visited at www.babcorp.com.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “would,” “believe” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the company’s SEC filings.

Contact:	BAB, Inc.
Michael K. Murtaugh
Phone: 773/380-6100 Fax: 773/380-6183
www.babcorp.com